EXHIBIT 10.1

            COMBINED AMENDMENT TO LEASE ACQUISITION AND DEVELOPMENT
                   AGREEMENTS AND TO PARTICIPATION AGREEMENT




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             COMBINED AMENDMENT TO LEASE ACQUISITION AND DEVELOPMENT
                    AGREEMENTS AND TO PARTICIPATION AGREEMENT

         THIS COMBINED AMENDMENT TO LEASE ACQUISITION AND DEVELOPEMENT AGREEMENTS AND TO PARTICIPATION AGREEMENT (the "Agreement') is entered into as of the 12th day of March, 2007 (the "Effective Date"), by and between Exxel Energy Corp., whose address is 609 West Hastings Street, 11th Floor, Vancouver, British Columbia, V6B 4W4 ("Exxel"), Dolphin Energy Corporation, a Nevada corporation, whose address is 1331 17th Street, Suite 730, Denver, Colorado 80202 ("Dolphin"), Apollo Energy LLC, a Colorado limited liability company ("Apollo"), whose address is 1557 Ogden Street, Suite 300, Denver, Colorado 80218, ATEC Energy Ventures, LLC, a Texas limited liability company ("ATEC"), whose address is 415 Bayou Cove Court, Houston, Texas 77042, and the "Apollo Nominees," as defined in the Exxel/Apollo Agreement described below (Apollo, ATEC and the Apollo Nominees are collectively referred to herein as "Apollo").

         WHEREAS, Exxel and Apollo are parties to that certain Lease Acquisition and Development Agreement, dated February 23, 2005, as amended through the date hereof (the "Exxel/Apollo Agreement"), and Dolphin and Apollo are parties to that certain Lease Acquisition and Development Agreement, dated February 22, 2005, as amended through the date hereof (the "Dolphin/Apollo Agreement") (the Exxel/Apollo Agreement and the, Dolphin/Apollo Agreement are collectively referred to herein as the "Apollo Agreements'"), and Exxel and Dolphin are parties to that certain Participation Agreement, dated February' 23, 2005, as amended through the date hereof (the "Participation Agreement"), each related to the purchase, sale and development of certain interests in oil and gas properties in the Piceance Basin, Colorado; and

         WHEREAS, Exxel and Dolphin desire to acquire a portion of Apollo's Backin working interest ("Backin WI"), as defined in Section 3.3 of each of the Apollo Agreements, which vests at Project Payout with respect to Acquired Interests in the Area of Mutual Interest that does not include the Expansion Area ("the Original AMI"); and

         WHEREAS, in conjunction with the purchase and sale of a portion of said Backin WI, the parties wish to resolve certain issues arising under Section.5.1 of each of the Apollo Agreements, and to amend the Apollo Agreements and the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties agree as follows:

         1. DEFINED TERMS. Terms defined in the Apollo Agreements shall have the same meanings when used herein.

         2. EXXEL PAYMENT. Exxel agrees to pay Apollo Seven Hundred Seventy-Five Thousand Dollars ($775,000) as follows:


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                  (a)   Seven  Hundred Thousand Dollars ($700,000) shall be paid
                   by Exxel to Apollo on or before March 14, 2007; and

                  (b) Seventy-Five Thousand Dollars ($75,000) shall be paid by Exxel to Apollo in four equal installments of Eighteen Thousand Seven Hundred-Fifty Dollars ($18,750), on or before April 2, 2007, May 1, 2007, June 1, 2007, and July 2, 2007.

Payment of said sum of $775,000 pursuant to this Section 2 will be referred to as the "Exxel Payment."

         3. DOLPHIN PAYMENT. Dolphin agrees to pay Apollo Three Hundred Twenty-Five Thousand Dollars ($325,000) in four equal installments of Eighty One Thousand Two Hundred-Fifty Dollars ($81,250) on or before April 2, 2007, May 1, 2007, June 1, 2007, and July 2, 2007.

         Payment of said sum of $325,000 pursuant to this Section 3 will be referred to as the "Dolphin Payment." If Dolphin fails to pay $81,250 to Apollo on or before April 2, 2007, as required herein, then the entire Dolphin Payment shall be paid on May 1, 2007.

         4. WIRE TRANSFER; NOTIFICATION OF NONPAYMENT. The payments required to be made by Exxel pursuant to Section 2 and by Dolphin pursuant to Section 3 shall be made by wire transfer on or before the close of banking business hours, on the respective payment dates, to such account or accounts that Apollo may designate in a written notice delivered to Exxel and Dolphin not less than two
(2) business days prior to such payment dates. Should either Exxel or Dolphin fail to make a timely and full payment required to be made by Section 2 or
Section 3, respectively, Apollo shall immediately notify the other party of such failure.

         5. BACKIN WI IN ORIGINAL AMI.

                  (a) Effective upon completion of the Exxel Payment, Exxel's working interest at Project Payout in the Acquired Interests in the Original AMI shall be increased by an undivided 1.875%, with a corresponding reduction in Apollo's Backin WI.

                  (b) Effective upon completion of the Dolphin Payment, Dolphin's working interest at Project Payout in the Acquired Interests in the Original AMI shall be increased by an undivided 0.625%, with a corresponding reduction in Apollo's Backin WI

                  (c) The acquisition of, and increase in, said working interests of either Exxel or Dolphin shall not be contingent or dependent upon the satisfaction of the payment obligation imposed upon the other under Sections 2 and 3 above.


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                  (d)  After  Sections  5(a)  and  5(b)  above  have  both  been effectuated, Apollo's working interest at Project Payout shall equal 10% of 8/8ths in all Acquired Interests in the Original AMI, whether acquired prior to or after the Effective Date, and 12.5% of 8/8ths under the Expansion Area.

         6. RELEASES.

                  (a) Effective the Effective Date, Section 5.1 of each of the Apollo Agreements is hereby terminated and is of no further force and effect.

                  (b) Effective the Effective Date, Apollo, for itself and its members, managers, partners, successors and assigns (collectively, the "Apollo Group"), does hereby forever release, acquit, waive and fully discharge Exxel, its parents, subsidiaries and affiliates, and its respective directors, officers, employees, successors and assigns (collectively, the "Exxel Group"), from and against any and all claims, covenants, warranties, damages, costs, expenses and causes of action of whatsoever kind, arising out of or related to the well commitment requirements of Section 5.1 of the Exxel/Apollo Agreement. This release covers and applies to future, as well as past, acts, omissions and obligations, but does not limit or affect Apollo's rights against Exxel hereunder.

                  (c) Effective the Effective Date, Apollo, for itself and the Apollo Group, does hereby forever release, acquit, waive and fully discharge Dolphin, its parents, subsidiaries and affiliates, and its respective directors, officers, employees, successors and assigns (collectively, the "Dolphin Group"), from and against any and all claims, covenants, warranties, damages, costs, expenses and causes of action of whatsoever kind, arising out of or related to the well commitment requirements of Section 5.1 of the Dolphin/Apollo Agreement. This release covers and applies to future, as well as past, acts, omissions and obligations, but does not limit or affect Apollo's rights against Dolphin hereunder.

                  (d) Effective the Effective Date, Exxel, for itself and the Exxel Group, does hereby forever release, acquit, waive and fully discharge Apollo and the Apollo Group, from and against any and all claims, covenants, warranties, damages, costs, expenses and causes of action of whatsoever kind, arising out of or related to the well commitment requirements of Section 5.1 of the Exxel/Apollo Agreement. This release covers and applies to future, as well as past, acts, omissions and obligations, but does not limit or affect Exxel's rights against Apollo hereunder.

                  (e) Effective the Effective Date, Dolphin, for itself and the Dolphin Group, does hereby forever release, acquit, waive and fully discharge Apollo and the Apollo Group, from and against any and all claims, covenants, warranties, damages, costs, expenses and causes of action of whatsoever kind, arising out of or related to the well commitment requirements of Section 5.1 of the Dolphin/Apollo Agreement. This release covers and applies to future, as well as past, acts, omissions and obligations, but does not limit or affect Dolphin's rights against Apollo hereunder.


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         7. ORIGINAL AMI.

                  Apollo shall have the nonexclusive right to identify and acquire additional Acquired Interests in the AMI (including Top Leases acquired after the Effective Date) on behalf of Exxel and Dolphin and shall proffer any such Acquired Interests to Exxel and Dolphin. Exxel and Dolphin shall have the right of first refusal, but no obligation, to purchase said Acquired Interests (including Top Leases), at the actual cost of acquisition incurred by Apollo. Specifically, during the remaining term of the AMI, Apollo shall offer any such Acquired Interests to Exxel and Dolphin, in writing, on or before five (5) days after Apollo is vested with Defensible Title, together with the information as set forth below. Exxel and Dolphin shall have a period of ten (10) business days from their receipt of the Apollo offer of the Acquired Interest(s) to elect to accept the offer of the Acquired Interest(s), by so notifying Apollo in writing. If Exxel and Dolphin elect not to accept Apollo's offer, or fail to provide a written acceptance of the offer of the Acquired Interest(s) within the period fixed above, then the Acquired Interest(s) shall be owned by Apollo free of (i) the provisions of the AMI and (ii) any other obligations to either Exxel or Dolphin under the Apollo Agreements as to such unaccepted Acquired Interests. If Exxel and Dolphin elect to accept the offer of the Acquired Interest(s), then within five (5) business days after the Apollo assignment to Exxel and Dolphin of the Acquired Interest(s), Exxel and Dolphin shall pay Apollo one hundred percent (100%) of the Acquisition Costs (75% by Exxel and 25% by Dolphin) in cash, by wire transfer of immediately available funds. The information to be provided by Apollo to Exxel and Dolphin with each offer of an Acquired Interest shall include the applicable Lease, or other documents creating or describing the Acquired Interest, together with all documents and records relied upon by Apollo in its acquisition of the Acquired Interest(s), and copies of receipts or checks showing payment of the Acquisition Costs. If Exxel acquires, either directly or indirectly, any interests within the AMI as that term is defined in
Section 6.1 of the Exxel/Apollo Agreement, then Apollo shall still be entitled to assignment of all overriding royalty interests and after Project Payout working interest(s) that Apollo is otherwise entitled to under the Exxel/Apollo Agreement, subject to the provision of Section 5(a) of this Agreement. Likewise, if Dolphin acquires, either directly or indirectly, any interests within the AMI as that term is defined in Section 6 of the Dolphin/Apollo Agreement, then Apollo shall still be entitled to assignment of all overriding royalty interests and after Project Payout working interest(s) that Apollo is otherwise entitled to under the Dolphin/Apollo Agreement, subject to the provisions of Section 5(b) of this Agreement. The provisions of this Agreement are not intended to alter, modify or amend Apollo's rights under the Expansion Area.

         8. ASSISTANCE IN LAND FUNCTIONS. Apollo agrees to dedicate a portion of its land staff's time (five (5) days per week of Norvil Eglis' time, three (3) days per week of Pat Lambrich's time, one (1) clerical office staff member at forty hours (40) per week ) to assist Exxel and Dolphin in the following land functions:

                  (a) Acquisition of title for spacing and pooling applications, lease acquisitions and determination of ownership interests (as more fully described below),


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assistance  in  acquiring  surface  use  agreements,  rights-of-way  and surface leases, assistance in building abstracts for drilling title opinions and in preparing division orders, and in such other land related matters that Exxel or Dolphin may reasonably request. Apollo shall be paid $30,000 per month for these services ($22,500 per month by Exxel and $7,500 per month by Dolphin) which will be performed on a month-to-month basis, and shall be subject to termination by Exxel/Dolphin, or by Apollo, at their sole discretion and without cause, upon written notification to the other Parties hereto at least ten (10) calendar days prior to any month-end.

                  (b) In connection with each Lease acquisition, Apollo shall provide Exxel and Dolphin with the following documents

                      (i)    Title Report;

                      (ii)   Executed Lease Agreement;

                      (iii)  Assignment Agreement; and

                      (iv) A Lease Purchase Report, containing information relating to:

                             (1) The date of lease execution, primary term, and date of lease termination;

                             (2) Any rental payments, conditions, requirements, deadlines, work obligations or other contingencies required to maintain the lease;

                             (3) Any restrictions, encumbrances, reservations, easements, covenants, compensation obligations or other contingencies which may prevent or otherwise relate to the use of the surface for the drilling of a well or wells;

                             (4) The net revenue interest and net acreage conveyed by the lease (including the identification of other parties holding an interest in the leasehold);

                             (5) A description of the royalty clause of the lease, including percentage and basis for valuation of production;

                             (6) The identification of any releases, waivers or other curative instruments as may be necessary to assure the grant of leasehold interests to Exxel and Dolphin (such documents to be prepared, executed, recorded and copies thereof to be delivered to each of Exxel and Dolphin),


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                  (c) Apollo  shall  provide  each of Exxel and  Dolphin  with a weekly status report, including the identification of any new leases under consideration (describing the proposed terms and the timetable for closing) and a list of any landowner contacts (and applicable contact information) that have been made during the week via phone, mail or in-person.

                  (d) Subject to prior approval by Exxel/Dolphin, any additional in house or field landmen needed to accomplish the above described land functions will be billed to Exxel and Dolphin at Apollo's cost plus $50 per day and additional clerical staff will be billed at Apollo's cost plus $8 per hour, in addition to the $30,000 fee established in Section 8(a) above.

         9. AUGUST G. JEWELL LEASE. Exxel and Dolphin agree to pay Apollo $57,898.13 ($43,423.60 by Exxel and $14,474.53 by Dolphin) for the August G.
Jewell top lease and Apollo agrees to deliver such lease to Exxel and Dolphin (75% to Exxel and 25% to Dolphin) upon receipt of such payment.

         10. OPERATORSHIP. In the event that Dolphin fails to make the Dolphin Payment in any respect as provided in Section 3, it shall immediately designate Exxel as the operator of their jointly-owned properties under the Apollo Agreements. This contingency shall in no way affect any other rights of Exxel or Dolphin pursuant to their Joint Operating Agreement, or as provided in the Third Amendment to Participation Agreement between Dolphin and Exxel, dated September 1, 2005.

         11. AMENDED AND RESTATED APOLLO AGREEMENTS. Except as expressly set forth in this agreement, the Apollo Agreements and the Participation Agreement shall remain in full force and effect. Following the execution of this Combined Amendment, the Parties agree to prepare and execute a document that combines all of the provisions of the Apollo Agreements and the Participation Agreement and reflects all of the amendments thereto.

         12. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

         13. APPROVALS. This agreement is subject to, and contingent on, all necessary Board of Director, lender and regulatory approvals required of each of the parties, including, with respect to Exxel, the TSX Venture Exchange.



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         IN WITNESS WHEREOF,  the Parties have executed this Combined  Amendment
To Lease Acquisition and Development Agreements and to Participation Agreement as of the Effective Date.


EXXEL ENERGY CORPORATION                  APOLLO ENERGY, LLC
                                          for itself and for the Apollo Nominees


By:  /s/ CLIFF ADAMS                      By:  /s/ LOUIS A. OSWALD, III
   -------------------------------           -----------------------------------
   Cliff Adams, President and CEO            Louis A. Oswald, III,
                                             Operations Manager


DOLPHIN ENERGY CORPORATION                ATEC ENERGY VENTURES, LLC



By:  /s/ MARC E. BRUNER                   By:  /s/ STEVEN W. WELLER
   -------------------------------           -----------------------------------
   Marc E. Bruner, President                 Steven W. Weller
                                             President and CEO

                                          By:  /s/ TONI L. WELLER
                                             -----------------------------------
                                             Toni L. Weller, Vice President















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